EXHIBIT 99.8


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


EXERCISABLE UNTIL ON OR BEFORE _______ [THIRD ANNIVERSARY OF INITIAL CLOSING] 5:00 P.M., NEW YORK TIME OR THE REDEMPTION DATE OF THE WARRANT, WHICHEVER IS EARLIER.


                                                                CLASS D WARRANTS

                        ACE MARKETING & PROMOTIONS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that or registered assigns, is the registered holder (the "Holder") of Warrants to purchase, at any time until 5:00 P.M. New York time on the earlier of the Redemption Date of the Class D Warrants (as defined herein) or __________, 2012 [third anniversary of initial closing date] (the "Expiration Date"), up to fully-paid and non-assessable shares, subject to adjustment in accordance with
Article 6 hereof (the "Warrant Shares"), of the common stock, par value $.0001 per share (the "Common Stock"), of ACE MARKETING & PROMOTIONS, INC., a New York corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants."

         This Warrant is one of a series of warrants of like tenor being issued in connection with the Company's private offering (the "OFFERING") of Units consisting of (i) such number of shares of common stock, par value $.0001 per share ("Common Stock" or the "Shares") as is determined by dividing $15,000 by 85% of the average closing price per share of the Common Stock for the forty five (45) trading day period immediately preceding each Closing, as reported on the OTC Bulletin Board; provided, however, that the price per Share after such discount shall be no greater than $0.80 per share and no less than $0.60 per share and (ii) three-year Class D Common Stock Purchase Warrants to purchase 50% of the number of shares of Common Stock included in each Unit in accordance with, and subject to, the terms and conditions described in that certain Confidential Private Placement Offering Memorandum dated July 14, 2009, as the same may be supplemented from time to time and that certain Subscription Agreement between the Company and the Holder.

         The term "WARRANT" as used herein, shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

         1. EXERCISE OF WARRANTS. This Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $1.00 per share, subject to adjustment as set forth in Article 6 hereof, payable in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (presently located at 457 Rockaway Avenue, Valley Stream, NY 11587), the registered holder of the Warrant Certificate (the "Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon its surrender and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

         1A. NET ISSUANCE. In addition to exercise of this Warrant as provided in Section 1 above, if, at any time after the date that is six (6) months after the initial closing of the Offering, a Registration Statement covering the resale of the Warrant Shares is not then effective or no current prospectus under such Registration Statement is available, the Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                     X = Y [(A-B)/A]
              where:
                                     X = the number of Warrant Shares to be
                                     issued to the Holder pursuant to the
                                     cashless exercise.

                                     Y = the number of Warrant Shares with
                                     respect to which this Warrant is being
                                     exercised (at the time of such
                                     calculation).

                                     A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                                     B = the Exercise Price (as adjusted to the date of such calculation).

         For purposes of this Section 1A, "Closing Prices" for any date, shall mean the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary trading market on which the Common Stock is then listed or quoted.

         For purposes of Rule 144 promulgated under the Act (as defined herein), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

         This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such securities as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) business days after such date, the Company at its expense shall issue and deliver, to the person or persons entitled to receive them, certificates and/or instruments representing the Warrant Shares as to which the Holder has so exercised this Warrant in the name of the Holder or its designee. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant has not been exercised.

         The Company hereby represents and warrants that the Warrant Shares issuable upon the exercise of this Warrant, when issued, sold and delivered, will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the recipient of the Warrant Shares).

         2. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

         This Warrant Certificate and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.

         3. RESTRICTION ON TRANSFER OF WARRANTS AND WARRANT SHARES. The Holder of this Warrant Certificate, by its acceptance thereof, represents and warrants to, and covenants and agrees with the Company that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired for the Holder's own account as an investment and not with a view to the resale or distribution thereof and that the Warrants and the Warrant Shares are not registered under the Act or any state securities or blue sky laws and, therefore, may not be transferred unless such securities are either registered under the Act and any applicable state securities law or an exemption from such registration is available. The Holder of this Warrant Certificate acknowledges that the Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act who has been provided with an opportunity to ask questions of representatives of the Company concerning the Company and that all such questions were answered to the satisfaction of the Holder. In connection with any purchase of Warrant Shares the Holder agrees to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

    4. REDEMPTION RIGHTS OF CLASS D WARRANTS. Each outstanding Class D Warrant may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, by giving not less than 30 days prior notice as provided below, which notice may not be given before, but may be given at any time after (i) six months from the initial closing of the Offering and (ii) the closing price of the Common Stock on the principal exchange or market on which it is then traded has equaled or exceeded $2.50 per share on each of twenty (20) consecutive trading days ending within 10 days prior to the date that the notice of redemption is mailed to the Holder. The price at which Warrants may be redeemed is $0.001 per Warrant. On and after the redemption date the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the office of the Company. Notice of redemption of Warrants shall be given at least 30 days prior to the redemption date by mailing, by first class mail, postage prepaid, a copy of such notice to all of the holders of record of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the Holder to the Company (the date of redemption as set forth in the foregoing notice, the "Redemption Date"). The Holder shall have the right to exercise this Class D Warrant at any time prior to the Redemption Date.

      5. EXERCISE PRICE

                  5.1 INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant shall be $1.00 per Warrant Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Article 6 hereof.

                  5.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

         6. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

                  6.1 DIVIDENDS AND DISTRIBUTIONS. If at any time prior to the Expiration Date, the Company shall pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such dividend or distribution. For purposes of any computation to be made in accordance with the provisions of this Section 6.1, the Common Stock issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 6.1, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full share of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  6.2 SUBDIVISION AND COMBINATION. If at any time prior to the Expiration Date, the Company shall subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder into a lesser number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately decreased.

                  6.3 REORGANIZATION, MERGER OR SALE OF ASSETS If, at any time prior to the Expiration Date, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or (iii) a sale or transfer of the Company's properties and assets in, or substantially in, their entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor or corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares of Common

Stock deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. Notwithstanding the above, in the event the sale or merger of the Company is consummated by means of an all cash transaction whereby the Company's Common Stock will cease to be outstanding, this Warrant must be exercised prior to the close of such transaction or it will be cashed out for the consideration paid to holders of Common Stock in the transaction less the Exercise Price.

                  6.4 NOTICE OF ADJUSTMENTS. Upon any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  6.5 DETERMINATION OF OUTSTANDING SHARES. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

         7. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

         8. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

         9. RESERVATION OF SHARES. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

         10. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise then out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of Common Stock or other shares of capital stock of the Company or securities convertible into or exchangeable for shares of Common Stock or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor;

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

         (d) the Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company;

then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Article 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

         12. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         13. GOVERNING LAW.

                  13.1 CHOICE OF LAW. This Agreement shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York.

                  13.2 JURISDICTION AND SERVICE OF PROCESS. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Certificate shall be instituted exclusively in the Supreme Court of New York, New York, New York, or in the United States District Court for the Southern District of New York, New York (b) waives any objection which the Company or such Holder may have now or hereafter based upon FORUM NON CONVENIENS or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Supreme Court of New York, New York, New York, or in the United States District Court for the Southern District of New York, New York in any such suit, action or proceeding. The Company and the Holder each further agrees (a) to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of New York, New York, New York, or in the United States District Court for the Southern District of New York, New York and (b) agrees that service of process upon the Company or the Holder mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THE TERMS OF THIS WARRANT CERTIFICATE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS-CLAIM ASSERTED IN ANY SUCH ACTION.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the _____ day of __________, 2009.



                                     ACE MARKETING & PROMOTIONS, INC.


                                      By:
                                          --------------------------------------
                                          Dean L. Julia, Chief Executive Officer


(Corporate Seal)

                         [FORM OF ELECTION TO PURCHASE]


      (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2) Payment shall take the form of (check applicable box):

            [_] in lawful money of the United States; or

            [_] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1A, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1A.

      (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

      ___________________________________________, whose address is
________________ ____________________________________________________________,
and that such certificate be delivered to ___________________, whose address is
____________________ ___________________________.


Dated: _______________            Signature: ___________________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                       _________________________________

                       _________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                                 ASSIGNMENT FORM
                                 ---------------

The undersigned, being the true and lawful owner of Holder Warrants to purchase shares of Common Stock of Ace Marketing & Promotions, Inc. hereby assigns and transfers unto:


Name:          _______________________________________________
               (Please typewrite or print in block letters)


Address:  _______________________________________________

          _______________________________________________

          _______________________________________________


          Social Security Number/ Federal ID: _____________________


the right to purchase Common Stock of _____________ represented by this Warrant to the extent of shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________ ___________________ Attorney, to transfer the same on the books of Ace Marketing & Promotions, Inc. with full power of substitution in the premises.


Dated: ___________________


                                            ____________________________________
                                            Name of Registered Holder


                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature, if held jointly